Exhibit 99.1

For Immediate Release

Resonant Announces Proposed Public Offering of Common Stock

GOLETA, Calif. – September 8, 2016 – Resonant Inc. (NASDAQ: RESN), a designer of filters for radio frequency, or RF, front-ends that specializes in delivering designs for difficult bands and complex requirements, today announced that it is offering to sell shares of its common stock in an underwritten public offering. The offering is expected to price on or about Friday, September 9, 2016.

Resonant intends to use the net proceeds from the offering for working capital, capital expenditures and other general corporate purposes, and for product development. Resonant also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to its business if and when suitable opportunities arise.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ: NHLD), is acting as the sole book-running manager of the offering.  The Liquid Venture Partners group at National Securities is responsible for sourcing and executing the offering.

The shares described above are being offered by Resonant pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”).  A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from National Securities Corporation, Attn: Kim Addarich, Managing Director, 410 Park Avenue, 14th Floor, New York, NY 10022, email: kaddarich@nhldcorp.com, telephone: (212)-417-8164.

About Resonant® Inc.

Resonant is creating innovative filter designs for the RF front-end, or RFFE, for the mobile device industry. The RFFE is the circuitry in a mobile device responsible for the radio frequency signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals and noise.

About Resonant’s ISN® Technology

Resonant can create designs for hard bands and complex requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. The Company’s large suite of proprietary mathematical methods, software design tools and network synthesis techniques enable it to explore a much bigger set of possible solutions and quickly derive the better ones.  These improved filters still use existing manufacturing methods (i.e. SAW) and can perform as well as those using higher cost methods (i.e. BAW). While most of the industry designs surface acoustic wave filters using a coupling-of-modes model, Resonant uses circuit models and physical models. Circuit models are computationally much faster, and physical models are highly accurate models based entirely on fundamental material properties and dimensions. Resonant’s method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab.  In addition, because Resonant’s models are fundamental, integration with its foundry and fab customers is eased because its models speak the “fab language” of basic material properties and dimensions.

Safe Harbor/ Forward-Looking Statements

This press release contains forward-looking statements regarding the proposed public offering and the intended use of proceeds from the offering.  The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including market conditions, risks associated with the cash requirements of our business and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:

Matt Hayden

MZ North America

1-949-259-4986

Matt.hayden@MZGroup.us